Exhibit 23.2

                        CONSENT OF WHEELER WASOFF, P.C.
                              INDEPENDENT AUDITORS
                              --------------------

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the PYR Energy Corporation 1997 Stock Option Plan and the PYR Energy Corporation 2000 Stock Option Plan and to the incorporation by reference therein of our report dated October 8, 1999 with respect to the financial statements of PYR Energy Corporation included in its Annual Report (Form 10-KSB/A) for the fiscal year ended August 31, 1999, filed with the Securities And Exchange Commission.


/s/  WHEELER WASOFF, P.C.


Denver, Colorado
May 19, 2000